UNITED STATES

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QLT INC.

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Explanatory Note: As announced in its press release on May 24, 2012, QLT Inc. has postponed its Annual Meeting of Shareholders originally scheduled for May 24, 2012 until June 4, 2012. A copy of the press release is below.

news release

QLT POSTPONES ANNUAL GENERAL MEETING OF SHAREHOLDERS

For Immediate Release	May 24, 2012

VANCOUVER, CANADA — The Board of Directors (the “Board”) of QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”), having heard from a number of shareholders over the past 24 hours and after giving the matter due consideration, has decided to postpone the QLT annual general meeting of shareholders (the “Annual Meeting”) for 11 days. The Annual Meeting was originally scheduled to be held at 10:00 a.m. (Pacific Daylight Time) on May 24, 2012 and will now be held at 10:00 a.m. (Pacific Daylight Time) on Monday, June 4, 2012. Details of the postponed meeting are set out below at the end of this release.

The Board has postponed the Annual Meeting in response to the actions taken by NB Public Equity Komplementar ApS (“Nordic Biotech”) on May 22, 2012 to elect a dissident slate of directors to the QLT Board, as reported in QLT’s press release dated May 23, 2012. The Board of Directors is not seeking to prevent shareholders from electing the dissident slate of directors if they wish to do so. However, the Board is of the view that shareholders should make such an important decision on an informed basis, and with adequate time to properly consider their decision.

The Board believes that postponing the Annual Meeting for a short period is reasonable and in the best interests of the Company and its shareholders for a number of reasons, including the following:

1.	QLT management has spoken to a number of shareholders who are concerned that Nordic Biotech has not disclosed its plans for the Company. In addition, Nordic Biotech has not publicly disclosed the identities or backgrounds of its nominees for directors. This lack of transparency means that a change of control of the Board could have occurred without all shareholders being aware that a change was imminent and without them having had an opportunity to vote on the matter.

2.	Postponing the Annual Meeting does not affect any shareholders’ rights. Any shareholders who are going to vote against the directors proposed by the QLT Board are still entitled to do so. The postponement does not prejudice the dissident shareholder group, except to the extent that the group wishes the Annual Meeting to take place with the majority of shareholders being unaware of the dissident shareholder group’s intentions to effect a change of control.

3.	Nordic Biotech provided little notice of its intentions. A number of shareholders who had previously not voted have subsequently filed proxies in support of the QLT Board nominees in response to the action taken by the dissident shareholders.

4.	Computershare Investor Services Inc., the Company’s proxy administrator, has raised for consideration by the Chairman of the Annual Meeting a number of discrepancies in connection with proxies voted by the dissident group. The Company is making every effort to maintain the integrity of the proxy voting process and to ensure that no shareholders are disenfranchised.

The record date for the meeting will not change. It will remain that shareholders of record as of April 5, 2012 will be entitled to attend and vote in person or by proxy at the postponed Annual Meeting as they would have if the meeting had taken place as originally scheduled on May 24, 2012. Proxies deposited to date will remain valid for the postponed Annual Meeting. Shareholders will have the opportunity to revoke existing proxies or deposit new proxies until 10:00 a.m. (Pacific Daylight Time) on Thursday, May 31, 2012. The Chairman may determine, in his sole discretion, to accept or reject an instrument of proxy that is delivered in person to the Chairman at the postponed Annual Meeting as to any matter in respect of which a vote has not already been cast.

The postponed Annual Meeting will be held on Monday, June 4, 2012 at 10:00 a.m. (Pacific Daylight Time) at QLT’s offices at 887 Great Northern Way, Vancouver, British Columbia.

If you have any questions or require an instrument of proxy to vote your shares, please contact:

David Climie

Vice President, Investor Relations

Contact: 604-707-7573

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Chief Financial Officer

Cameron Nelson

office: 604-707-7344

cnelson@qltinc.com

Investor Relations

David Climie

office: 604-707-7573

dclimie@qltinc.com

Media Relations

Karen Peterson

office: 604-707-7000 or 1-800-663-5486

kpeterson@qltinc.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements that are not historical facts and statements which contain language such as: “will,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, our punctal plug technology and synthetic retinoid program); assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected (including due to competitive products and pricing); and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

Additional Information and Where to Find It

On April 26, 2012, QLT Inc. filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2012 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. You may obtain the definitive proxy statement as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the company with the SEC can also be obtained, free of charge, at www.qltinc.com.